UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2016 annual meeting of shareholders of Franklin Financial Network, Inc. (the “Company”) held on May 26, 2016 (the “2016 Annual Meeting”), the Company’s shareholders voted on two proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s shareholders elected the following directors for a term of one year. There were 2,264,849 broker non-votes with respect to the proposal.

Director Nominees	Number of Shares Voted For	Number of Shares Withheld
Jimmy E. Allen	5,448,233	228,017
Henry W. Brockman, Jr.	5,411,984	264,266
Richard E. Herrington	5,255,098	421,152
Dr. David H. Kemp	5,411,749	264,501
Pamela J. Stephens	5,448,128	228,122
Melody J. Sullivan	5,448,128	228,122
Gregory E. Waldron	5,448,338	227,912
Benjamin P. Wynd	5,452,996	223,254

Proposal 2. The Company’s shareholders ratified the selection of Crowe Horwath LLP as the Company’s independent auditor for 2016. There were no broker non-votes with respect to the proposal.

	Votes For	Votes Against	Votes Abstained
Ratification of Appointment of Crowe Horwath LLP	7,924,760	6,725	9,614

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2016

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Sally P. Kimble
Sally P. Kimble
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

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